Exhibit 10.2

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

Aperture AC · Daniel Zhao

This Independent Contractor Consulting Agreement (this “Agreement”) is made and entered into as of the date set forth on the signature page (the “Effective Date”) by and between Aperture AC, a Cayman Islands exempted company (the “Company” or “SPAC”), and Daniel Zhao (“Consultant”). The Company and Consultant are each a “Party” and together the “Parties.”

WHEREAS, the Company is a special purpose acquisition company that completed its initial public offering and is seeking to identify, structure, finance and consummate an initial business combination (the “Business Combination”) with one or more target companies (each, a “Target”); and

WHEREAS, the Company wishes to engage Consultant to provide the strategic transaction advisory and project-management services, which may include the services described in Exhibit A, and Consultant wishes to provide such services, in each case on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

Section 1. Services to be Rendered. Consultant shall provide the Company services which may include the services described in Exhibit A (the “Services”). The Services are consulting and project-management services performed in support of, and at the direction of, the Company’s Chief Executive Officer. Consultant shall perform the Services in a professional and workmanlike manner consistent with applicable professional standards. The Company may, from time to time and by mutual written agreement, refine the scope set forth in Exhibit A.

Section 2. Independent Contractor Status; Officer Title; Limited Authority. Consultant is engaged as an independent contractor and not as an employee of the Company, and nothing in this Agreement creates an employment, partnership or joint-venture relationship between the Parties. The Parties acknowledge that Consultant serves, by appointment of the Company’s board of directors, as the Company’s Chief Financial Officer, and that Consultant will perform the CFO Functions described in Exhibit A in that capacity; the Parties intend that such service as an officer shall not, by itself, make Consultant an employee of the Company. Except for (a) actions within the ordinary and customary scope of the CFO Functions, (b) certifications, signatures and filings required of the Company’s principal financial officer under applicable law, including the rules of the SEC and The Nasdaq Stock Market, and (c) matters separately and expressly authorized in writing by the Company’s board of directors, Consultant shall have no authority to bind the Company, to execute agreements on the Company’s behalf, or to make management decisions for the Company, and shall not represent to any third party that he may do so. Consultant is responsible for all taxes on amounts paid hereunder (to be reported on IRS Form 1099 or the applicable equivalent), shall receive no Company employee benefits, and shall furnish his own equipment and work location.

Section 3. Engagement Period. The term of this Agreement (the “Engagement Period”) shall commence on the Effective Date and shall continue until the earliest of (a) the date that is two (2) years after the Effective Date, (b) the closing of the Business Combination, and (c) the liquidation or dissolution of the Company in the event it fails to consummate a Business Combination by its deadline to do so, in each case unless earlier terminated under Section 12. The Sections identified in Section 12 shall survive expiration or termination.

Section 4. Fees and Expenses; Source of Payment. As compensation for the Services, the Company shall pay Consultant a fee of $3,000 per month, payable on the 1st day of each month, until termination in accordance with Section 12. In addition, the Company shall pay Consultant a one-time signing bonus of $6,000, payable in a lump sum within ten (10) business days after the Effective Date. The signing bonus shall be deemed earned in full upon execution of this Agreement and shall be non-refundable, and, like all other amounts payable hereunder, shall be payable solely from funds held outside the Trust Account. The Company shall reimburse Consultant for reasonable, documented out-of-pocket expenses approved in advance by the Company. Consultant’s wire instructions are set forth on the signature page.

Section 5. Waiver of Claims Against the Trust Account. Reference is made to the final prospectus of the Company, dated as of May 20, 2026, and filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2026 (File No. 333-291583) (the “Prospectus”). Consultant hereby represents and warrants that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Company shares in connection with (i) the consummation of the Business Combination, (ii) an extension of its deadline to consummate a Business Combination, or (iii) an amendment to other provisions of the Amended and Restated Memorandum and Articles of Association of the Company relating to shareholders’ rights or pre-initial Business Combination activity, (b) to the Public Shareholders if the Company fails to consummate a Business Combination within twelve (12) months after the closing of the IPO, subject to extension by an amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement and engaging Consultant to provide the Services, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Consultant hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Consultant nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Company or its representatives, on the one hand, and Consultant or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Consultant, on behalf of itself and its affiliates, hereby irrevocably waives any Released Claims that Consultant or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its representatives, and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the Company or its affiliates). Consultant agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter into this Agreement, and Consultant further intends and understands such waiver to be valid, binding and enforceable against Consultant and each of its affiliates under applicable law. To the extent Consultant or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, Consultant hereby acknowledges and agrees that Consultant’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Consultant or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Consultant or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Company and its representatives, as applicable, shall be entitled to recover from Consultant and its affiliates the associated legal fees and costs in connection with any such action, in the event the Company or its representatives, as applicable, prevails in such action or proceeding.

Section 6. Confidentiality; Securities Laws; Material Non-Public Information. Consultant shall, and shall cause his representatives to, hold in strict confidence all confidential, proprietary or non-public information regarding the Company, Aperture Sponsor LLC (the “Sponsor”), any Target or their respective affiliates, and use such information solely to perform the Services, in each case in accordance with the terms of the Company’s form Confidentiality Agreement for Advisors, which Consultant shall execute concurrently herewith and which is incorporated herein by reference (and, if reasonably requested, Consultant shall execute a customary joinder to any confidentiality agreement between the Company and a Target). Consultant acknowledges that (a) U.S. securities laws prohibit any person in possession of material non-public information concerning a company whose securities are publicly traded from purchasing or selling such securities or from communicating such information to others under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities; (b) some of the information Consultant receives (including the fact that discussions with a Target are taking place) may constitute material non-public information; and (c) Consultant and his representatives shall comply with all applicable securities laws, the Company’s insider-trading policy, and Regulation FD, in the handling of and acting upon such information.

Section 7. Ownership of Work Product. All deliverables, analyses, financial models, drafts, filings content, presentations, and other work product prepared by Consultant in connection with the Services (collectively, “Work Product”) shall be the sole and exclusive property of the Company, and shall be deemed “work made for hire” to the maximum extent permitted by law. To the extent any Work Product does not so qualify, Consultant hereby irrevocably assigns to the Company all right, title and interest in and to such Work Product, and shall execute such further documents as the Company reasonably requests to perfect such assignment. Consultant may retain, subject to Section 6, general skills, know-how and experience developed in the course of the engagement.

Section 8. Non-Circumvention; Non-Solicitation. During the Engagement Period and for twelve (12) months thereafter, Consultant shall not, directly or indirectly, (a) pursue, or enter into or facilitate any agreement, arrangement or understanding with respect to, any acquisition, investment, financing or business combination transaction involving any Target introduced to Consultant by the Company or identified by Consultant in the course of the Services, other than on behalf of the Company; or (b) solicit for employment or engagement any officer, employee, director or consultant of the Company, the Sponsor or any Target with whom Consultant had contact in connection with the Services. The foregoing is in addition to, and does not limit, the target-protection and other covenants in the Confidentiality Agreement referenced in Section 6.

Section 9. Representations and Warranties. The Company represents that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and that this Agreement has been duly authorized by all necessary corporate action. Each Party represents that such Party has full power and authority (and, in the case of Consultant, the legal capacity) to enter into and perform this Agreement and that this Agreement constitutes such Party’s valid and binding obligation, enforceable in accordance with its terms. Consultant further represents and warrants that (a) Consultant is not required to be registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 in order to perform the Services as scoped in Exhibit A; (b) Consultant shall not engage in the solicitation of investors, or receive transaction-based compensation for the offer or sale of securities, in a manner that would require such registration; and (c) Consultant is not subject to any “bad actor” disqualification under Rule 506(d) of Regulation D. Consultant shall promptly notify the Company if any of the foregoing ceases to be true.

Section 10. Indemnification; Limitation of Liability. It is understood that Consultant’s Services include advice and recommendations, and that all decisions concerning the implementation of such advice shall be the responsibility of the Company. Subject to the following sentence, each Party (as “Indemnitor”) shall indemnify, defend and hold harmless the other Party and its officers, employees and agents from and against any third-party claims, losses, damages, liabilities, costs and expenses to the extent arising out of the Indemnitor’s breach of this Agreement, gross negligence, willful misconduct, fraud, or violation of law. Notwithstanding anything herein to the contrary, no cap or limitation of liability shall apply to a Party’s obligations under Section 6 (Confidentiality), Section 7 (Work Product) or Section 8 (Non-Circumvention), or to a Party’s fraud, willful misconduct or gross negligence. Except as provided in the preceding sentence, neither Party shall be liable to the other for consequential, special, indirect, incidental, punitive or exemplary damages.

Section 11. Compliance with Laws. Consultant shall perform the Services in compliance with all applicable laws, rules and regulations, including U.S. federal securities laws, the rules of The Nasdaq Stock Market, and applicable anti-corruption and sanctions laws.

Section 12. Termination. Either Party may terminate this Agreement upon thirty (30) days’ prior written notice, and the Company may terminate immediately for Consultant’s material breach of Section 6, 7 or 8. Upon termination, the Company shall pay Consultant any earned but unpaid fees and approved expenses through the effective date of termination (payable solely from funds outside the Trust Account). Sections 2, 4 (as to accrued amounts), 5, 6, 7, 8, 10, 13 and this Section 12 shall survive expiration or termination.

Section 13. Miscellaneous.

(a) Governing Law; Venue. This Agreement shall be governed by the laws of the State of New York, without regard to its conflict-of-laws principles.

(b) Dispute Resolution; Equitable Relief. Any dispute arising out of or relating to this Agreement shall be submitted first to non-binding mediation (unless a Party elects to forgo mediation by initiating a written request for arbitration), and, if not resolved within ninety (90) days of a request for mediation, then to binding arbitration; provided, however, that either Party may seek injunctive or other equitable relief in the state or federal courts located in New York County, New York for any actual or threatened breach of Section 6, 7 or 8, without the necessity of posting bond, in addition to any other remedy. The prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs.

(c) Jury Trial Waiver. Each Party irrevocably waives any right to a trial by jury.

(d) Assignment. Neither Party may assign or delegate this Agreement without the other Party’s prior written consent (not to be unreasonably withheld); provided that the Company may assign this Agreement to a successor in connection with the Business Combination. Any purported assignment in violation hereof is void.

(e) Entire Agreement; Amendment. This Agreement, together with Exhibit A and the Confidentiality Agreement referenced in Section 6, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior agreements, including Consultant’s original form of engagement letter. It may be amended only by a writing signed by both Parties. If the Company desires additional services, such services shall be covered by a separate written agreement.

(f) Severability; Counterparts. If any provision is held invalid or unenforceable, the remainder shall not be affected. This Agreement may be executed in counterparts, including by electronic transmission, each of which is an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Daniel Zhao

/s/ Daniel Zhao
By: Daniel Zhao
Date: September 3, 2026
Daniel Zhao

APERTURE AC

/s/ Calvin Kung
By: Calvin Kung
Title: Chief Executive Officer
Date: September 3, 2026

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